Exhibit 99.1

Viad Corp Reports Results for the 2021 Fourth Quarter and Full Year

•	Delivers significant improvement in full year results with continued recovery at both Pursuit and GES
•	Pursuit fourth quarter revenue exceeds pre-COVID levels driven by new attractions
•	GES fourth quarter revenue increases 38% on sequential quarter basis

SCOTTSDALE, February 10, 2022 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and live events and marketing experiences, today reported financial results for the 2021 fourth quarter and full year.

Steve Moster, president and chief executive officer, commented, “Both Pursuit and GES finished 2021 with solid fourth quarter results. Pursuit revenue exceeded pre-COVID levels during the quarter primarily driven by our new world-class attractions that opened this year, and GES’ fourth quarter revenue grew 38% on a sequential quarter basis.”

Fourth Quarter and Full Year 2021 Results

Fourth quarter revenue was $183.6 million, up from $27.9 million in the 2020 fourth quarter. Fourth quarter net loss attributable to Viad improved to a net loss of $22.5 million and our consolidated adjusted EBITDA* improved to negative $3.8 million, as compared to a net loss of $50.5 million and negative adjusted EBITDA* of $32.8 million in the 2020 fourth quarter.

Full year revenue was $507.3 million, up from $415.4 million in 2020. Full year net loss attributable to Viad improved to $92.7 million and our consolidated adjusted EBITDA* improved to positive $1.3 million, as compared to a net loss of $374.1 million and negative adjusted EBITDA* of $56.8 million in 2020.

These improvements relative to the prior year primarily reflect accelerating activity in leisure travel and in-person events as the world emerges from COVID lock-downs and finds safe ways to travel and convene.

* Refer to Table 2 of this press release for a discussion and reconciliation of this non-GAAP financial measure to its     most directly comparable GAAP financial measure.

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Moster commented, “With a strong rebound in leisure travel, the return of in-person events, and great execution by our teams, the company delivered positive adjusted EBITDA for the 2021 full year. We are very pleased with the actions we have taken to invest in new high-margin experiences at Pursuit, transform GES’ cost structure, and increase our financial flexibility to support our growth initiatives. We are well-positioned for continued improvement in profitability as our industries continue to recover.”

Regarding Pursuit, Moster commented, “At Pursuit, our seasonally slow fourth quarter revenue of $23.4 million exceeded the amount generated in the pre-pandemic 2019 fourth quarter primarily due to our new attractions that opened this year, which contributed approximately $5 million in incremental revenue during the quarter. For the full year, Pursuit revenue of $187 million reached approximately 84% of the amount generated in 2019, reflecting $15.6 million of incremental revenue from our new experiences and strong leisure travel demand. Pursuit’s full year adjusted EBITDA of $42.7 million increased by $52.4 million year-over-year. We saw exceptionally strong visitation during peak season this year at our Glacier and Alaska experiences, and we expect that to continue into 2022, combined with improved visitation across our Canadian experiences with the border now open. Our three new high-margin attractions will have a full season of operations in 2022, and we will welcome the opening of our new 88-room hotel in Jasper ahead of this peak season.”

Regarding GES, Moster commented, “At GES, our fourth quarter revenue of $160.2 million increased 38% from the third quarter and reached 57% of the amount generated in the 2019 fourth quarter. GES’ fourth quarter adjusted EBITDA increased $32.5 million year-over-year and achieved a more than 20% flow-through on incremental year-over-year revenue. We are very pleased with the transformational changes we made to significantly improve our cost structure and how our team worked closely to manage our variable costs against the event activity during the quarter. As we head into 2022, we look forward to continuing to produce extraordinary live events, partnering with new Brand Experiences clients, and utilizing our low-cost model to maximize profitability.”

Cash Flow and Balance Sheet Highlights

Our 2021 fourth quarter cash flow from operations was an outflow of approximately $35 million, our capital expenditures totaled approximately $13 million, and we paid approximately $2 million in cash dividends on our convertible preferred equity and a $1 million principal payment on our Term Loan B.

At December 31, 2021, our cash and cash equivalents were approximately $62 million and we had approximately $87 million of capacity available on our revolving credit facility ($100 million total facility size, less approximately $13 million in letters of credit). Our debt totaled approximately $474 million, including $399 million outstanding on our Term Loan B, financing lease obligations of approximately $63 million (which primarily comprises real estate leases at Pursuit), and approximately $12 million in other debt.

Moster commented, “Our teams have done and continue to do a fantastic job responding to the challenges of the COVID pandemic to maintain a solid liquidity position while also making investments to continue Pursuit’s growth journey. We are excited about the investments we made to open three new Pursuit attractions during 2021 that will deliver incremental cash flow and help propel us back to an accelerated growth trajectory. Additionally, our new 88-room hotel in Jasper is on track to open ahead of this peak tourism season in the early-summer.  We continue to actively pursue other compelling investments, including new FlyOver locations and acquisitions in iconic locations.”

2022 Outlook

Moster said, “Having finished 2021 on much stronger footing than we started, we have much reason to be excited about the year ahead. At this time last year, the live event industry was still largely shut down and the Canadian border was closed to international travel, and that remained the case until the 2021 third quarter. Fast forward to today, and major live events are taking place around the world and Canada is welcoming international visitors.  We have three new Pursuit experiences online and a fourth set to open this summer.  GES is successfully servicing clients with its new lower-cost model and businesses are gradually lifting corporate travel restrictions as vaccines and mitigation efforts are proving effective.”

Moster continued, “Without question we are still operating in a very dynamic environment, and our teams have demonstrated their ability to anticipate challenges and respond very well. Although the Omicron variant is resulting in some near-term disruption to first quarter activity, we expect to deliver significant growth in full year 2022 revenue and adjusted EBITDA at both Pursuit and GES.”

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Full Year 2022

We expect Pursuit’s full year 2022 adjusted EBITDA to be near or above pre-pandemic levels with several new experiences online and improvements in long-haul international travel.

We expect GES’ full year 2022 adjusted EBITDA to be above breakeven with the acceleration of live event activity as we move past the near-term disruption to first quarter events caused by the Omicron variant.

First Quarter 2022

We expect Pursuit’s first quarter 2022 revenue to be approximately double the revenue generated in the 2019 first quarter, with a higher seasonal adjusted EBITDA loss.  Revenue from new experiences is anticipated to more than offset lower international visitation to the Banff area during this seasonally slow period.

We expect GES’ first quarter 2022 revenue to be approximately 50% lower than the revenue generated in the 2019 first quarter, with a flow-through on the revenue decline of about 20% to adjusted EBITDA versus the 2019 quarter. GES’s revenue during the early part of the first quarter is being impacted by Omicron.  We are preparing for an acceleration of event activity beginning in March.

These expectations are subject to the impact of COVID, including the Omicron variant.

Conference Call Details

To join the live conference call, please register at least 10 minutes before the start of the call using the following link: https://www.incommglobalevents.com/registration/q4inc/9713/viad-corp-fourth-quarter-2021-earnings-call/. After registering, an email confirmation will be sent that includes dial-in information as well as unique codes for entry into the live call. Registration will be open throughout the call. However, we recommend that you register a day in advance to ensure access for the full call.

A live audio webcast of the call will also be available in listen-only mode through the "Investors" section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (866) 813-9403 or (929) 458-6194 and entering the conference ID 511621.

About Viad

Viad (NYSE: VVI) is a leading provider of experiential leisure travel and live events and marketing experiences that generates revenue and shareholder value through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as a new experience planned in Toronto.  Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

●	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
●	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
●	general economic uncertainty in key global markets and a worsening of global economic conditions;
●	travel industry disruptions;
●	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
●	our dependence on large exhibition event clients;
●	the importance of key members of our account teams to our business relationships;
●	the competitive nature of the industries in which we operate;
●	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
●	seasonality of our businesses;
●	transportation disruptions and increases in transportation costs;
●	natural disasters, weather conditions, and other catastrophic events;
●	our multi-employer pension plan funding obligations;
●	our exposure to labor cost increases and work stoppages related to unionized employees;
●	liabilities relating to prior and discontinued operations;
●	adverse effects of show rotation on our periodic results and operating margins;
●	our exposure to currency exchange rate fluctuations;
●	our exposure to cybersecurity attacks and threats;
●	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data; and
●	changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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Forward-Looking Non-GAAP Measures

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP measure because certain reconciling items that impact this metric including, provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact

Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY AND FULL YEAR RESULTS
(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Revenue:
GES	$160,183	$18,695	$141,488	**	$320,292	$338,625	$(18,333)	-5.4%
Pursuit	23,390	9,208	14,182	**	187,048	76,810	110,238	**
Total revenue	$183,573	$27,903	$155,670	**	$507,340	$415,435	$91,905	22.1%

Segment operating income (loss):
GES	$4,689	$(34,447)	$39,136	**	$(51,611)	$(73,897)	$22,286	30.2%
Pursuit	(18,574)	(15,844)	(2,730)	-17.2%	4,609	(42,343)	46,952	**
Segment operating loss	(13,885)	(50,291)	36,406	72.4%	(47,002)	(116,240)	69,238	59.6%
Corporate eliminations	18	17	1	5.9%	70	65	5	7.7%
Corporate activities (Note A)	(3,585)	(2,785)	(800)	-28.7%	(11,689)	(8,687)	(3,002)	-34.6%
Restructuring charges (Note B)	(267)	(1,070)	803	75.0%	(6,066)	(13,440)	7,374	54.9%
Impairment charges (Note C)	-	-	-	**	-	(203,076)	203,076	-100.0%
Pension plan withdrawal	-	-	-	**	(57)	(462)	405	87.7%
Other expense	(507)	(238)	(269)	**	(2,013)	(1,132)	(881)	-77.8%
Net interest expense (Note D)	(8,156)	(3,488)	(4,668)	**	(28,324)	(17,887)	(10,437)	-58.3%
Loss from continuing operations before income taxes	(26,382)	(57,855)	31,473	54.4%	(95,081)	(360,859)	265,778	73.7%
Income tax (expense) benefit (Note E)	1,906	6,208	(4,302)	-69.3%	1,788	(14,246)	16,034	**
Loss from continuing operations	(24,476)	(51,647)	27,171	52.6%	(93,293)	(375,105)	281,812	75.1%
Income (loss) from discontinued operations (Note F)	24	(25)	49	**	558	(1,847)	2,405	**
Net loss	(24,452)	(51,672)	27,220	52.7%	(92,735)	(376,952)	284,217	75.4%
Net (income) loss attributable to noncontrolling interest	1,363	740	623	84.2%	(1,686)	1,376	(3,062)	**
Net loss attributable to redeemable noncontrolling interest	545	459	86	18.7%	1,766	1,482	284	19.2%
Net loss attributable to Viad	$(22,544)	$(50,473)	$27,929	55.3%	$(92,655)	$(374,094)	$281,439	75.2%

Amounts Attributable to Viad:
Loss from continuing operations	$(22,568)	$(50,448)	$27,880	55.3%	$(93,213)	$(372,247)	$279,034	75.0%
Income (loss) from discontinued operations (Note F)	24	(25)	49	**	558	(1,847)	2,405	**
Net loss	$(22,544)	$(50,473)	$27,929	55.3%	$(92,655)	$(374,094)	$281,439	75.2%

Loss per common share attributable to Viad (Note G):
Basic loss per common share	$(1.23)	$(2.58)	$1.35	52.3%	$(5.01)	$(18.64)	$13.63	73.1%
Diluted loss per common share	$(1.23)	$(2.58)	$1.35	52.3%	$(5.01)	$(18.64)	$13.63	73.1%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,456	20,325	131	0.6%	20,411	20,279	132	0.7%
Additional dilutive shares related to share-based compensation	-	-	-	**	-	-	-	**
Diluted weighted-average outstanding common shares	20,456	20,325	131	0.6%	20,411	20,279	132	0.7%

	As of December 31,
Capitalization Data:	2021	2020	$ Change	% Change
Cash and cash equivalents	61,600	39,545	22,055	55.8%
Total debt	474,184	296,428	177,756	60.0%
Viad shareholders' equity	6,282	95,955	(89,673)	-93.5%
Non-controlling interests (redeemable and non-redeemable)	91,000	83,369	7,631	9.2%
Convertible Series A Preferred Stock (Note H):
Convertible preferred shares issued and outstanding	141,827	138,006	3,821	2.8%
Equivalent number of common shares	6,674	6,494	180	2.8%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS
(UNAUDITED)

(A)
Corporate Activities — The increase in corporate activities expense during 2021 relative to 2020 was primarily due to higher performance-based compensation expense as we reduced our estimated performance achievement to zero in 2020 as a result of the COVID-19 pandemic, offset in part by fees and expenses related to the equity raise and credit facility amendment in 2020.

(B)
Restructuring Charges — Restructuring charges during 2021 and 2020 were primarily related to facility closures and the elimination of certain positions at GES. In response to the COVID-19 pandemic, we accelerated our transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments, as well as charges related to the closure of GES’ United Kingdom based audio-visual services business in 2020.  Restructuring charges in 2020 also included the elimination of certain positions at our corporate office.

(C)
Impairment Charges — Due to the deteriorating macroeconomic environment in 2020 related to the COVID-19 pandemic, resulting in disruptions to our operations and the decline in our stock price, we recorded non-cash goodwill impairment charges of $185.8 million, a non-cash impairment charge to intangible assets of $15.7 million related to GES’ United States audio-visual production business, and a fixed asset impairment charge of $1.6 million.

(D)
Net Interest Expense — The increase in interest expense relative to 2020 was primarily due to higher interest rates and higher debt balances during 2021. Additionally, as a result of the refinance and the repayment of the 2018 Credit Facility, we recorded $2.1 million of interest expense related to the write-off of unamortized debt issuance costs during 2021.

(E)
Income Tax (Expense) Benefit – Our effective income tax rate was 2% for 2021 as compared to a negative 4% for 2020. The effective tax rate for 2021 was lower than the blended statutory rate primarily as a result of excluding the tax benefit on losses recognized in the United States, the United Kingdom, and other European countries where we have a valuation allowance. The negative effective tax rate for 2020 was due to the recording of a $25.5 million valuation allowance against our remaining deferred tax assets (net) in the United States, United Kingdom, and other European countries, as well as no tax benefits on non-deductible goodwill impairments and losses recognized in those jurisdictions.

(F)	Income (Loss) from Discontinued Operations — Loss from discontinued operations during 2020 was primarily due to a settlement and legal expenses related to previously sold operations.

(G)
Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method.  The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities.  The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities.  Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended December 31,				Year ended December 31,
(in thousands)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change

Net loss attributable to Viad	$(22,544)	$(50,473)	$27,929	55.3%	$(92,655)	$(374,094)	$281,439	75.2%
Convertible preferred stock dividends paid in cash	(1,950)	-	(1,950)	**	(3,900)	-	(3,900)	**
Convertible preferred stock dividends paid in kind	-	(1,872)	1,872	-100.0%	(3,821)	(3,006)	(815)	-27.1%
Adjustment to the redemption value of redeemable noncontrolling interest	(706)	-	(706)	**	(1,797)	(926)	(871)	-94.1%
Undistributed income (loss) attributable to Viad	(25,200)	(52,345)	27,145	51.9%	(102,173)	(378,026)	275,853	73.0%
Less: Allocation to participating securities	-	-	-	**	-	-	-	**
Net loss allocated to Viad common shareholders (basic)	$(25,200)	$(52,345)	$27,145	51.9%	$(102,173)	$(378,026)	$275,853	73.0%
Add: Allocation to participating securities	-	-	-	**	-	-	-	**
Net loss allocated to Viad common shareholders (diluted)	$(25,200)	$(52,345)	$27,145	51.9%	$(102,173)	$(378,026)	$275,853	73.0%

Basic weighted-average outstanding common shares	20,456	20,325	131	0.6%	20,411	20,279	132	0.7%
Additional dilutive shares related to share-based compensation	-	-	-	**	-	-	-	**
Diluted weighted-average outstanding common shares	20,456	20,325	131	0.6%	20,411	20,279	132	0.7%

(H)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share. During the twelve months ended December 30, 2021, $7.7 million of dividends were deemed declared of which $3.8 million was paid in-kind during the first and second quarters of 2021 and $3.9 million was paid in cash during the third and fourth quarters of 2021. We intend to pay preferred stock dividends in cash for the foreseeable future.

The following table provides a summary of changes in Convertible Series A Preferred Stock shares outstanding:
	Three months ended		Year ended
(in thousands)	December 31,		December 31,
Convertible Series A Preferred Stock shares issued and outstanding:	2021	2020	2021	2020
Beginning of the period	141,827	136,134	138,006	-
New shares issued	-	-	-	135,000
Dividends paid in kind	-	1,872	3,821	3,006
End of the period	141,827	138,006	141,827	138,006

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Loss before other items:
Net loss attributable to Viad	$(22,544)	$(50,473)	$27,929	55.3%	$(92,655)	$(374,094)	$281,439	75.2%
(Income) loss from discontinued operations attributable to Viad	(24)	25	(49)	**	(558)	1,847	(2,405)	**
Loss from continuing operations attributable to Viad	(22,568)	(50,448)	27,880	55.3%	(93,213)	(372,247)	279,034	75.0%
Restructuring charges, pre-tax	267	1,070	(803)	-75.0%	6,066	13,440	(7,374)	-54.9%
Impairment charges, pre-tax	-	-	-	**	-	203,076	(203,076)	-100.0%
Pension plan withdrawal, pre-tax	-	-	-	**	57	462	(405)	-87.7%
Restructuring related inventory write-off, pre-tax	-	5,300	(5,300)	-100.0%	-	5,300	(5,300)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	(113)	1,398	(1,511)	**	6,211	6,188	23	0.4%
Tax benefit on above items	(43)	(134)	91	67.9%	(723)	(256)	(467)	**
Unfavorable tax matters	-	-	-	**	-	25,500	(25,500)	-100.0%
Loss before other items	$(22,457)	$(42,814)	$20,357	47.5%	$(81,602)	$(118,537)	$36,935	31.2%

The components of income (loss) before other items per share are as follows:

Loss before other items (as reconciled above)	(22,457)	(42,814)	20,357	47.5%	(81,602)	(118,537)	36,935	31.2%
Convertible preferred stock dividends paid in cash	(1,950)	-	(1,950)	**	(3,900)	-	(3,900)	**
Convertible preferred stock dividends paid in kind	-	(1,872)	1,872	-100.0%	(3,821)	(3,006)	(815)	-27.1%
Undistributed loss before other items attributable to Viad (Note B)	(24,407)	(44,686)	20,279	45.4%	(89,323)	(121,543)	32,220	26.5%
Less: Allocation to participating securities (Note C)	-	-	-	**	-	-	-	**
Diluted loss before other items allocated to Viad common shareholders	$(24,407)	$(44,686)	$20,279	45.4%	$(89,323)	$(121,543)	$32,220	26.5%

Diluted weighted-average outstanding common shares	20,456	20,325	131	0.6%	20,411	20,279	132	0.7%

Loss before other items per common share	$(1.19)	$(2.20)	$1.01	45.9%	$(4.38)	$(5.99)	$1.61	26.9%

(A) Acquisition-related costs and other non-recurring expenses include:
	Three months ended December 31,				Year ended December 31,
(in thousands)	2021	2020			2021	2020
Acquisition integration costs - Pursuit[1]	$-	$-			$6	$62
Acquisition transaction-related costs - Pursuit[1]	209	-			862	-
Acquisition transaction-related costs - Corporate[2]	(33)	11			30	194
Attraction start-up costs[1,3]	(289)	1,298			4,744	4,162
Other non-recurring expenses[2,4]	-	89			569	1,770
Acquisition-related and other non-recurring expenses, pre-tax	$(113)	$1,398			$6,211	$6,188

[1] Included in segment operating loss
[2] Included in corporate activities
[3] Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto, the Sky Lagoon in Iceland, and the Golden Skybridge in Canada.
[4] Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)
We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(C)
 Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020
Weighted-average outstanding common shares	20,456	20,325	20,411	20,279
Effect of participating convertible preferred shares (if applicable)	-	-	-	-
Effect of participating non-vested shares (if applicable)	-	-	-	-
Weighted-average shares including effect of participating interests (if applicable)	20,456	20,325	20,411	20,279

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods. The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates. Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

	Three months ended December 31, 2021				Three months ended December 31, 2020
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic

Viad Consolidated:
Revenue	$183,573	$107	$932	$182,534	$27,903	$-	$27,903

Net loss attributable to Viad	$(22,544)				$(50,473)
Net loss attributable to noncontrolling interest	(1,363)				(740)
Net loss attributable to redeemable noncontrolling interest	(545)				(459)
(Income) loss from discontinued operations	(24)				25
Income tax benefit	(1,906)				(6,208)
Net interest expense	8,156				3,488
Other expense	507				238
Restructuring charges	267				1,070
Depreciation and amortization	13,764				13,514
Attraction start-up costs (B)	(289)				1,298
Acquisition transaction-related costs	176				11
Other non-recurring expenses (C)	-				89
Restructuring related inventory write-off (D)	-				5,300
Consolidated Adjusted EBITDA	$(3,801)	$(221)	$(25)	$(3,555)	$(32,847)	$-	$(32,847)
Corporate Adjusted EBITDA & corporate eliminations (E)	3,596	-	-	3,596	2,655	-	2,655
Segment Adjusted EBITDA	$(205)	$(221)	$(25)	$41	$(30,192)	$-	$(30,192)

GES Segment:
Revenue	$160,183	$-	$322	$159,861	$18,695	$-	$18,695

Segment operating income (loss)	$4,689	$-	$(48)	$4,737	$(34,447)	$-	$(34,447)
Restructuring related inventory write-off (D)	-	-	-	-	5,300	-	5,300
Adjusted segment operating income (loss)	4,689	-	(48)	4,737	(29,147)	-	(29,147)
Segment depreciation	3,746	-	9	3,737	4,956	-	4,956
Segment amortization	1,214	-	1	1,213	1,353	-	1,353
Segment Adjusted EBITDA	$9,649	$-	$(38)	$9,687	$(22,838)	$-	$(22,838)

Adjusted segment operating margin	2.9%		-14.9%	3.0%	**		**
Segment Adjusted EBITDA margin	6.0%		-11.8%	6.1%	**		**

Pursuit Segment:
Revenue	$23,390	$107	$610	$22,673	$9,208	$-	$9,208

Segment operating loss	$(18,574)	$(248)	$(165)	$(18,161)	$(15,844)	$-	$(15,844)
Acquisition transaction-related costs	209	-	2	207	-	-	-
Attraction start-up costs (B)	(289)	-	-	(289)	1,298	-	1,298
Adjusted segment operating loss	(18,654)	(248)	(163)	(18,243)	(14,546)	-	(14,546)
Segment depreciation	7,623	27	151	7,445	6,372	-	6,372
Segment amortization	1,177	-	25	1,152	820	-	820
Segment Adjusted EBITDA	$(9,854)	$(221)	$13	$(9,646)	$(7,354)	$-	$(7,354)

Adjusted segment operating margin	-79.8%	**	-26.7%	-80.5%	**		**
Segment Adjusted EBITDA margin	-42.1%	**	2.1%	-42.5%	-79.9%		-79.9%

(A) Acquisitions include the Golden Skybridge (acquired March 2021 and opened June 2021) for Pursuit.
(B) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas and Toronto, the Sky Lagoon in Iceland, and the Golden Skybridge in Canada.
(C) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.
(D) Includes inventory write-offs at GES in connection with transitioning to an outsourced model for trade show aisle carpet.
(E) Corporate Adjusted EBITDA is calculated as Corporate activities expense before depreciation, acquisition-transaction-related costs and other non-recurring costs included within Corporate activities expense.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

	Year ended December 31, 2021				Year ended December 31, 2020
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic

Viad Consolidated:
Revenue	$507,340	$2,638	$7,512	$497,190	$415,435	$-	$415,435

Net loss attributable to Viad	$(92,655)				$(374,094)
Net income (loss) attributable to noncontrolling interest	1,686				(1,376)
Net loss attributable to redeemable noncontrolling interest	(1,766)				(1,482)
(Income) loss from discontinued operations	(558)				1,847
Income tax expense (benefit)	(1,788)				14,246
Net interest expense	28,324				17,887
Other expense	2,013				1,132
Pension plan withdrawal	57				462
Impairment charges	-				203,076
Restructuring charges	6,066				13,440
Depreciation and amortization	53,750				56,565
Attraction start-up costs (B)	4,744				4,162
Integration costs	6				62
Acquisition transaction-related costs	892				194
Other non-recurring expenses (C)	569				1,770
Restructuring related inventory write-off (D)	-				5,300
Consolidated Adjusted EBITDA	$1,340	$993	$225	$122	$(56,809)	$-	$(56,809)
Corporate Adjusted EBITDA & corporate eliminations (E)	10,986	-	-	10,986	6,561	-	6,561
Segment Adjusted EBITDA	$12,326	$993	$225	$11,108	$(50,248)	$-	$(50,248)

GES:
Revenue	$320,292	$-	$2,099	$318,193	$338,625	$-	$338,625

Segment operating loss	$(51,611)	$-	$(849)	$(50,762)	$(73,897)	$-	$(73,897)
Restructuring related inventory write-off (D)	-	-	-	-	5,300	-	5,300
Adjusted segment operating loss	(51,611)	-	(849)	(50,762)	(68,597)	-	(68,597)
Depreciation	16,319	-	178	16,141	21,609	-	21,609
Amortization	4,929	-	22	4,907	6,465	-	6,465
Segment Adjusted EBITDA	$(30,363)	$-	$(649)	$(29,714)	$(40,523)	$-	$(40,523)

Adjusted segment operating margin	-16.1%		-40.4%	-16.0%	-20.3%		-20.3%
Segment Adjusted EBITDA margin	-9.5%		-30.9%	-9.3%	-12.0%		-12.0%

Pursuit:
Revenue	$187,048	$2,638	$5,413	$178,997	$76,810	$-	$76,810

Segment operating income (loss)	$4,609	$923	$(590)	$4,276	$(42,343)	$-	$(42,343)
Integration costs	6	6	-	-	62	-	62
Acquisition transaction-related costs	862	-	34	828	-	-	-
Attraction start-up costs (B)	4,744	-	-	4,744	4,162	-	4,162
Adjusted segment operating income (loss)	10,221	929	(556)	9,848	(38,119)	-	(38,119)
Depreciation	27,360	64	1,195	26,101	24,760	-	24,760
Amortization	5,108	-	235	4,873	3,634	-	3,634
Segment Adjusted EBITDA	$42,689	$993	$874	$40,822	$(9,725)	$-	$(9,725)

Adjusted segment operating margin	5.5%	35.2%	-10.3%	5.5%	-49.6%		-49.6%
Segment Adjusted EBITDA margin	22.8%	37.6%	16.1%	22.8%	-12.7%		-12.7%

(A) Acquisitions include the Golden Skybridge (acquired March 2021 and opened June 2021) for Pursuit.
(B) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas and Toronto, the Sky Lagoon in Iceland, and the Golden Skybridge in Canada.
(C) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.
(D) Includes inventory write-offs at GES in connection with transitioning to an outsourced model for trade show aisle carpet.
(E) Corporate Adjusted EBITDA is calculated as Corporate activities expense before depreciation, acquisition-transaction-related costs and other non-recurring costs included within Corporate activities expense.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

			2021
($ in thousands)	Q1	Q2	Q3	Q4	Full Year

Viad Consolidated:
Revenue	$28,935	$61,233	$233,599	$183,573	$507,340

Net income (loss) attributable to Viad	$(43,152)	$(42,026)	$15,067	$(22,544)	$(92,655)
Net income (loss) attributable to noncontrolling interest	(1,445)	(510)	5,004	(1,363)	1,686
Net loss attributable to redeemable noncontrolling interest	(494)	(431)	(296)	(545)	(1,766)
(Income) loss from discontinued operations	(348)	62	(248)	(24)	(558)
Income tax expense (benefit)	(3,045)	(2,166)	5,329	(1,906)	(1,788)
Net interest expense	5,085	5,565	9,518	8,156	28,324
Other expense	360	680	466	507	2,013
Pension plan withdrawal	-	57	-	-	57
Restructuring charges	2,826	787	2,186	267	6,066
Depreciation and amortization	13,177	13,333	13,476	13,764	53,750
Attraction start-up costs (A)	1,564	2,054	1,415	(289)	4,744
Integration costs	1	5	-	-	6
Acquisition transaction-related costs	243	88	385	176	892
Other non-recurring expenses (B)	10	557	2	-	569
Consolidated Adjusted EBITDA	$(25,218)	$(21,945)	$52,304	$(3,801)	$1,340
Corporate Adjusted EBITDA & corporate eliminations (C)	1,931	2,395	3,064	3,596	10,986
Segment Adjusted EBITDA	$(23,287)	$(19,550)	$55,368	$(205)	$12,326

			2020
($ in thousands)	Q1	Q2	Q3	Q4	Full Year

Viad Consolidated:
Revenue	$294,658	$30,067	$62,807	$27,903	$415,435

Net loss attributable to Viad	$(86,585)	$(206,278)	$(30,758)	$(50,473)	$(374,094)
Net income (loss) attributable to noncontrolling interest	(1,333)	(1,634)	2,331	(740)	(1,376)
Net loss attributable to redeemable noncontrolling interest	(517)	(204)	(302)	(459)	(1,482)
Loss from discontinued operations	454	379	989	25	1,847
Income tax expense (benefit)	(15,797)	35,516	735	(6,208)	14,246
Net interest expense	3,939	5,010	5,450	3,488	17,887
Other expense	419	265	210	238	1,132
Pension plan withdrawal	-	462	-	-	462
Impairment charges	88,380	114,020	676	-	203,076
Restructuring charges	851	260	11,259	1,070	13,440
Depreciation and amortization	15,285	13,850	13,916	13,514	56,565
Attraction start-up costs (A)	996	854	1,014	1,298	4,162
Integration costs	70	(10)	2	-	62
Acquisition transaction-related costs	148	31	4	11	194
Restructuring related inventory write-off (D)	-	-	-	5,300	5,300
Other non-recurring expenses (B)	190	1,046	445	89	1,770
Consolidated Adjusted EBITDA	$6,500	$(36,433)	$5,971	$(32,847)	$(56,809)
Corporate Adjusted EBITDA & corporate eliminations (C)	381	1,357	2,168	2,655	6,561
Segment Adjusted EBITDA	$6,881	$(35,076)	$8,139	$(30,192)	$(50,248)

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas and Toronto, the Sky Lagoon in Iceland, and the Golden Skybridge in Canada.
(B) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.
(C) Corporate Adjusted EBITDA is calculated as Corporate activities expense before depreciation, acquisition-transaction-related costs and other non-recurring costs included within Corporate activities expense.

(D) Includes inventory write-offs at GES in connection with transitioning to an outsourced model for trade show aisle carpet.